NEWS

For Further
Information
Contact:

William R. Jellison                            FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243


                             DENTSPLY International Inc.
             Reports Record Second Quarter 2006 Sales and Earnings


York, PA - July 26, 2006 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced sales and earnings for the quarter ended June 30, 2006. Net sales increased 6.2% to $472.4 million compared to $444.8 million reported for the second quarter of 2005. Net sales, excluding precious metal content, increased 5.8% in the second quarter of 2006. Sales growth improved in the U.S. and also within the broader consumable products category.

Net income for the second quarter of 2006 was $59.3 million, or $0.37 per diluted share, an increase of 5.7% in diluted earnings per share compared to net income of $57.9 million, or $0.35 per diluted share in the second quarter of 2005. Net income in the second quarter of 2006 includes the net of tax impact of both expensing stock options of $2.9 million, ($0.02 per diluted share), and of restructuring costs of $1.6 million, ($0.01 per diluted share). The second quarter of 2006 includes a net charge to income tax expense of $0.8 million ($0.01 per diluted share) from tax related adjustments, while the second quarter of 2005 included a net reduction of income tax expense of $1.8 million ($0.01 per diluted share) related to the settlement of audits of tax returns associated with prior periods. All share and per share amounts have been adjusted to reflect the stock split.

On an adjusted basis, earnings, excluding restructuring costs and tax adjustments, but including the expensing of stock options in both periods, which constitutes a non-GAAP measure, were $61.7 million or $0.39 per diluted share in the second quarter of 2006, compared to $53.1 million or $0.33 per diluted share in the second quarter of 2005. This represents an 18.2% increase in diluted earnings per share. For a reconciliation of this non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

Gary Kunkle, Chairman and Chief Executive Officer, commented that, "We are very pleased with the continued strength of our global business. DENTSPLY's breadth and depth of products, combined with our global footprint provide further opportunities to build and strengthen our business. Improvements in our operational performance provide us with the ability to further strengthen sales, marketing, and research and development activities."

Mr. Kunkle also stated, "Our solid performance, in the first half of the year, provides us additional confidence in the prospects for the full year. We expect to increase our internal investment in growth initiatives over the next few quarters; however we are also increasing the top-end of our year-end 2006 earnings guidance to $1.40-1.44 per dilutive share, including the expensing of stock options, but excluding restructuring charges and tax adjustments."

DENTSPLY will hold a conference call on Thursday, July 27, 2006 at 8:30 AM Eastern Time. To access the call, dial 877-885-5820 (for domestic calls) and 706-643-9578 (for international calls). The Conference I.D. # is 2739364. This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls).

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectable anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.



                                 DENTSPLY INTERNATIONAL INC.
                             CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS EXCEPT PER SHARE DATA)



                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                        JUNE 30,               JUNE 30,
                                                   --------------------   -------------------

                                                    2006        2005       2006       2005
                                                   --------    --------   --------   --------

NET SALES                                        $ 472,444   $ 444,834  $ 903,440  $ 851,809
NET SALES - Ex Precious Metals                     423,524     400,478    806,939    769,540

COST OF PRODUCTS SOLD                              230,290     217,551    441,150    415,585

GROSS PROFIT                                       242,154     227,283    462,290    436,224
 % OF NET SALES                                      51.3%       51.1%      51.2%      51.2%
 % OF NET SALES - Ex Precious Metals                 57.2%       56.8%      57.3%      56.7%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                            152,926     146,376    298,357    284,924

RESTRUCTURING AND OTHER COSTS                        2,636        (228)     7,333         40
                                                   --------    --------   --------   --------

INCOME FROM OPERATIONS                              86,592      81,135    156,600    151,260
 % OF NET SALES                                      18.3%       18.2%      17.3%      17.8%
 % OF NET SALES - Ex Precious Metals                 20.4%       20.3%      19.4%      19.7%

NET INTEREST AND OTHER (INCOME) EXPENSE                526         682       (675)       457
                                                   --------    --------   --------   --------


PRE-TAX INCOME                                      86,066      80,453    157,275    150,803

INCOME TAXES                                        26,750      22,560     47,955     43,861
                                                   --------    --------   --------   --------

NET INCOME                                        $ 59,316    $ 57,893  $ 109,320  $ 106,942
                                                    ======      ======    =======    =======
 % OF NET SALES                                      12.6%       13.0%      12.1%      12.6%
 % OF NET SALES - Ex Precious Metals                 14.0%       14.5%      13.5%      13.9%

EARNINGS PER SHARE
   -BASIC                                           $ 0.38      $ 0.36     $ 0.69     $ 0.66
   -DILUTIVE                                        $ 0.37      $ 0.35     $ 0.68     $ 0.65


DIVIDENDS PER SHARE                                $ 0.0350    $ 0.0300   $ 0.0700   $ 0.0600


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                          156,814     160,274    157,402    160,836
   -DILUTIVE                                       159,834     163,216    160,446    163,882



                           DENTSPLY INTERNATIONAL INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                  JUNE 30,      DECEMBER 31,
                                                    2006            2005
                                                -------------   --------------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                        $ 475,417        $ 434,525
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET           299,048          254,822
  INVENTORIES, NET                                   229,373          208,179
  OTHER CURRENT ASSETS                               155,234          132,517
                                                     --------         -------
     TOTAL CURRENT ASSETS                          1,159,072        1,030,043

PROPERTY,PLANT AND EQUIPMENT, NET                    321,910          316,218
GOODWILL, NET                                        975,156          933,227
IDENTIFIABLE INTANGIBLE ASSETS, NET                   67,983           68,600
OTHER NONCURRENT ASSETS, NET                          42,592           59,241
                                                      -------          ------

TOTAL ASSETS                                     $ 2,566,713      $ 2,407,329
                                                 ============     ===========



LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                $ 716,176        $ 741,234
LONG-TERM DEBT                                       413,307          270,104
OTHER LIABILITIES                                    149,496          111,311
DEFERRED INCOME TAXES                                 37,124           42,912
                                                -------------   --------------
    TOTAL LIABILITIES                              1,316,103        1,165,561

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES           213              188
STOCKHOLDERS' EQUITY                               1,250,397        1,241,580
                                                   ----------       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 2,566,713      $ 2,407,329
                                                 ============     ===========

                                 DENTSPLY INTERNATIONAL INC.
                             (IN THOUSANDS EXCEPT PER SHARE DATA)


Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended June 30, 2006:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                         ------------- -------------
Net Income                                                  $   59,316       $  0.37

Restructuring Costs                                              1,638          0.01

Income Tax Related Adjustments                                     783          0.01
                                                         ------------- -------------
Adjusted Non-GAAP Earnings                                    $ 61,737       $  0.39
                                                         ============= =============



Three Months Ended June 30, 2005:

                                                            Income        Diluted
                                                          (Expense)      Per Share
                                                      ---------------  -------------
Net Income                                                   $ 57,893         $ 0.35

Stock-Based Compensation Expense as Disclosed in Footnotes     (2,775)         (0.02)

Income Tax Related Adjustments                                 (1,791)         (0.01)

Restructuring Costs                                              (185)          0.00

Rounding                                                                        0.01
                                                        -------------  -------------
Adjusted Non-GAAP Earnings                                   $ 53,142         $ 0.33
                                                        =============  =============

                                   DENTSPLY INTERNATIONAL INC.
                             (IN THOUSANDS EXCEPT PER SHARE DATA)


Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Six Months Ended June 30, 2006:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                         ------------- -------------
Net Income                                                  $  109,320       $  0.68

Restructuring Costs                                              4,692          0.03

Income Tax Related Adjustments                                     648          0.00
                                                         ------------- -------------
Adjusted Non-GAAP Earnings                                  $  114,660       $  0.71
                                                         ============= =============



Six Months Ended June 30, 2005:

                                                            Income        Diluted
                                                          (Expense)      Per Share
                                                      ---------------  -------------
Net Income                                                  $ 106,942         $ 0.65

Stock-Based Compensation Expense as Disclosed in Footnotes     (5,548)         (0.03)

Income Tax Related Adjustments                                 (2,108)         (0.01)

Restructuring Costs                                               (21)          0.00
                                                        -------------  -------------
Adjusted Non-GAAP Earnings                                  $  99,265         $ 0.61
                                                        =============  =============